                                                                Exhibit 10(xix)



Mandak Metal Processors,                                    P.O. Box 334,                     Phone: (204) 482-8701
A Division of Gerdau MRM Steel Inc.                         Selkirk, Manitoba         From Winnipeg: (204) 284-3375
                                                            R1A 2B3                             Fax: (204) 482-8241




                                                                PENSION PLAN FOR
                                                                 UNION EMPLOYEES




                                                            Office Consolidation
                                       up to and including Amendment No. 9 as at
                                                                   June 27, 2002














                                                                      July, 2002
                                                        Ellement & Ellement Ltd.
                                                            Consulting Actuaries

TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

Section 1      Introduction ..............................................    1

Section 2      Definitions ...............................................    3

Section 3      Membership ................................................    9

Section 4      Contributions .............................................   12

Section 5      Retirement Dates ..........................................   15

Section 6      Retirement Benefits .......................................   16

Section 7      Form of Pension Benefits ..................................   20

Section 8      Termination Benefits ......................................   24

Section 9      Death Benefits ............................................   26

Section 10     Designation of Beneficiary ................................   28

Section 11     Administration ............................................   29

Section 12     Pension Fund ..............................................   31

Section 13     Future of the Plan ........................................   32

Section 14     General Provisions ........................................   34

Section 15     Marriage Breakdown ........................................   37

Appendix A     ...........................................................   40

SECTION 1 - INTRODUCTION

The Pension Plan for Union Employees of Mandak (the Plan) was established by Mandak Metal Processors, A Division of MRM Steel Inc. effective July 1, 1990.

Prior to July 1, 1990, Mandak, maintained a Prior Plan of the money purchase type for its union employees. The Prior Plan was known as the Retirement Plan for the Employees of Mandak Metal Processors Ltd. and continues in force for participants not eligible to join this Plan. A related company, Winnipeg Car Crushers Ltd., who participated in the Prior Plan, will also participate in this Plan. For the purpose of the Plan as of July 1, 1990, the Winnipeg Car Crushers is solely a division of the Company and no longer exists as a taxable entity.

The salaried employees of Mandak also participated in the Prior Plan. Benefits earned by union employees of Mandak while participants in the Prior Plan will continue to be paid in accordance with the Prior Plan, although no further contributions will be made on their behalf. Salaried employees will continue to participate in the Prior Plan.

The Plan as amended from time to time is subject to subsection 13.01 hereof and to the continued registration thereof by:

(a) the relevant tax authorities as is necessary to establish that the Company is entitled to deduct the amount of its payments to this registered pension plan, in computing taxable income, under the provision of the Income Tax Act (Canada) or any other applicable tax laws, and

(b)  the Pension Commission of Manitoba pursuant to the Pension Benefits Act
     (1985).

The Plan is also subject to any other applicable legislation, as is now in effect, as amended from time to time or as may hereafter be enacted.

Effective July 31, 1998, the Company, acting through the Board of Directors of Gerdau MRM Steel Inc. or any person authorized by that Board of Directors for the purposes of the Plan has acknowledge the merger of the Retirement Plan for Employees of Mandak Metal Processors, A Division of Gerdau MRM Steel Inc. with the Pension Plan for Salaried Employees of the MRM Steel Division of Gerdau MRM Steel Inc. Due to this merger, the accounts of the union employees of Mandak, while participants in the Prior Plan, will be transferred to this Plan.

Effective July 31, 1998, any benefits to be paid under this Plan, in respect of the Prior Plan benefits, will be paid in accordance with provision changes made to this Plan to replace the Prior Plan provisions.

Appendix A of the Plan details the union employees and their transferred amounts from the Prior Plan effective July 31, 1998.

SECTION 2 - DEFINITIONS

In this Plan, the following words shall have the following meanings, respectively, unless a different meaning is specifically required by the context.

2.01 ACTUARIAL EQUIVALENT

     ACTUARIAL EQUIVALENT means a pension of an actuarially equivalent value computed using actuarial tables and such other methods and assumptions as may be adopted by the Company on the recommendation of the Actuary for the purposes of the Plan, subject to any requirements of the Pension Benefits Act.

2.02 ACTUARY

     ACTUARY means a person or firm retained by the Company who is, or one of whose employees is, a Fellow of the Canadian Institute of Actuaries.

2.03 BENEFICIARY

     BENEFICIARY means a beneficiary designated by a Member in accordance with
     Section 11.

2.04 COMMUTED VALUE

     COMMUTED VALUE means, in relation to benefits that a person has a present or future entitlement to receive, a lump-sum amount which is the actuarial present value of those benefits computed at the rate of interest and using the actuarial tables adopted by the Company on the recommendation of the Actuary, subject to the requirements of the Pension Benefits Act and Canada Customs and Revenue Agency.

2.05 COMPANY

     COMPANY means the Mandak Metal Processors, A Division of Gerdau MRM Steel Inc. Where any reference in the Plan is made to any action to be taken, consent approval or opinion to be given, discretion or decision to be exercised by the Company, COMPANY means Mandak Metal Processors, A Division of Gerdau MRM Steel Inc. acting through the Board of Directors of Gerdau MRM Steel Inc. or any person authorized by that Board of Directors for the purposes of the Plan.

2.06 CONTINUOUS SERVICE

     CONTINUOUS SERVICE means an Employee's uninterrupted period of service since his last date of hire by the Company, including any period while receiving long-term disability benefits from a plan sponsored by the Company, any periods of paid or unpaid leave of absence, any period of layoff, and any periods of Temporary Suspension of Employment.

2.07 CREDITED CURRENT SERVICE

     CREDITED CURRENT SERVICE means Credited Service earned with respect to service on and after July 1, 1990 as determined pursuant to subsection 3.06(c).

2.08 CREDITED INTEREST

     CREDITED INTEREST means effective July 31, 1998, interest on the Member's Account of the net rate earned on the investments of the Pension Fund, credited annually and calculated at the end of each Plan Year and in compliance with the requirements of the Pension Benefits Act.

     If a lump-sum payment is to be made or a pension or other benefit is to commence in a Plan Year for which a rate of interest has not yet been calculated, interest will be added at the rate which the Company considers to be appropriate for that period of time but no less than .5% per month.

2.09 CREDITED PAST SERVICE

     CREDITED PAST SERVICE means Credited Service granted for service prior to July 1, 1990 as determined pursuant to subsection 3.06(b).

2.10 CREDITED SERVICE

     CREDITED SERVICE means the years and partial years of credit granted to a Member of the Plan in accordance with subsection 3.06.

2.11 EFFECTIVE DATE

     EFFECTIVE DATE means July 1, 1990.

2.12 EMPLOYEE

     EMPLOYEE means any person who is employed by the Company and is subject to a collective bargaining agreement with the Union.

2.13 FUNDING AGENT

     FUNDING AGENT means an insurance company authorized to carry on a life insurance business in Canada or a trust company or a group of at least 3 individuals resident in Canada, at least one of whom is independent of the Company and includes any combination or successors thereof appointed by the Company to hold, administer, and invest the Pension Fund.

2.14 FUNDING AGREEMENT

     FUNDING AGREEMENT means any agreement or agreements now or hereafter executed between the Company and the Funding Agent for purposes of this Plan.

2.15 HOURS OF WORK

     HOURS OF WORK means time for which a Member was paid by the Company whether he actually worked or not including time for which benefits were received under any weekly indemnity plan sponsored by the Company unless the Member was in receipt of a pension under this Plan. Such additional time for weekly indemnity shall be credited at the rate of 40 hours per week. Overtime shall be credited as straight time so that a Member does not accrue Credited Service on the basis of "time-and-a-half" or any other such similar compensation system.

2.16 INCOME TAX ACT

     INCOME TAX ACT means the Income Tax Act, Statutes of Canada, and the Regulations thereunder, and where applicable, includes the provisions of Information

     Circular 72-13R8 issued by the Department of National Revenue, as amended or replaced from time to time.

2.17 MEMBER

     MEMBER means an Employee or a former Employee who has become a member of the Plan pursuant to Section 3 and who continues to be entitled to benefits under the Plan. MEMBER excludes a person by whom or in respect of whom benefits have been transferred under subsection 8.03.

2.18 NORMAL RETIREMENT DATE

     NORMAL RETIREMENT DATE means the normal retirement date of a Member as described in subsection 5.01.

2.19 PENSION BENEFITS ACT

     PENSION BENEFITS ACT means the Pension Benefits Act being Chapter P.32 of the Continuing consolidation of the Statutes of Manitoba as amended from time to time, and the regulations thereunder.

2.20 PENSION FUND

     PENSION FUND means the fund maintained to provide benefits under or related to the Plan.

2.21 PLAN

     PLAN means the Pension Plan for Union Employees of Mandak Metal Processors, A Division of Gerdau MRM Steel Inc., effective July 1, 1990, and as subsequently amended from time to time.

2.22 PLAN YEAR

     PLAN YEAR means July 1, 1990 through December 31, 1990 and thereafter, it means the calendar year.

2.23 PRIOR PLAN

     PRIOR PLAN means the Retirement Plan for the Employees of Mandak Metal Processors Ltd.

2.24 SPOUSE

     SPOUSE means, at the time of determination of marital status is required, a person who is:

     (a)  a legal spouse, or

     (b) a common-law spouse, which, for purposes of this Plan, means a person publicly represented by the Member as the Member's Spouse with whom the Member is not legally married, but the Member and that person have been cohabiting continuously in a conjugal relationship for:

          (i) a period of at least 3 years where either of the persons is prevented by law from marrying the other, or

          (ii) a period of not less than one year where neither of them is prevented by law from marrying the other,

          provided that such person qualifies as a spouse as defined at the relevant time by the Income Tax Act for purposes of registered pension plans.

2.25 TEMPORARY SUSPENSION OF EMPLOYMENT

     TEMPORARY SUSPENSION OF EMPLOYMENT means a period not exceeding 52 consecutive weeks during which a person who immediately before the period was employed by an employer is not performing duties as an employee of the employer and after the expiry of which the person is again employed by the employer, except where an actual termination of the employment of the person has occurred, and includes any leaves of absence authorized by the employer or required by law to be granted which do not extend the period to more than 52 consecutive weeks.

2.26 UNION

     UNION means United Steel Workers of America, Local 8740.

2.27 LEGAL INTERPRETATION OF WORDS

     In this Plan, reference to the male gender includes the female gender unless the context required otherwise, and words importing the singular number only include the plural number and vice versa.

SECTION 3 - MEMBERSHIP

3.01 ELIGIBILITY

     Each Employee must become a Member of the Plan on the first day of the month coincident with or next following the completion of one year of Continuous Service. Employees who are members of the Prior Plan must become Members on the Effective Date.

3.02 TERMINATION OF PARTICIPATION NOT PERMITTED

     A Member's participation in the Plan shall not be terminated while he remains an Employee. An individual who has been laid off for more than 52 weeks will no longer be considered an Employee.

3.03 RE-EMPLOYMENT

     (a)  Non-Pensioners

          If a former Employee, other than a person described in subsection 3.03(b), is subsequently re-hired by the Company, the Employee shall be treated as a new Employee for purposes of eligibility for membership and benefits under the Plan, except with respect to any vested benefits which he may have to his credit in the Plan for his previous service. Any benefit earned after the date of re-hire shall be calculated based on Continuous and Credited Service after that date.

     (b)  Pensioners

          If a Member who is receiving a pension from the Plan is re-hired by the Company, the Member may elect either:

          (i)  to join the Plan immediately upon hire, in which case:

               (A)  his pension ceases immediately,

               (B) the amount of accrued pension will not be altered and recommences on his subsequent termination of Continuous Service, and

               (C) any benefit earned after the date of re-employment is calculated based on Continuous and Credited Service after that date, or

          (ii) to continue to receive his pension and not accrue any further benefits during the period of re-employment.

3.04 TRANSFER INTO THE PLAN

     If an Employee of the Company who participates in another pension plan sponsored by the Company is transferred to a category of employment such that he becomes an Employee for the purposes of the Plan, such Employee shall become a Member of the Plan upon the date of transfer of employment. The Continuous Service of the Employee shall include the entire period of uninterrupted employment with the Company and the Employee shall be deemed to have been a Member of this Plan from the date at which he became a member of the preceding plan. However, the Employee's Credited Service shall not include the period of employment prior to the date at which the Employee becomes a Member of the Plan.

3.05 TRANSFER TO OTHER EMPLOYMENT

     If a Member of the Plan is transferred to other employment with the Company and ceases to be an Employee for the purposes of the Plan, the Member's participation in the Plan shall be suspended. No benefits shall be payable during such period of suspension until such time as the Member subsequently retires, terminates employment, or dies. However, the uninterrupted period of time during which the member continues to be employed by the Company shall be included in the Member's Continuous Service and the Employee's period of Membership in the Plan shall be deemed to include membership in the subsequent plan.

     If such a Member is later transferred back so that he again becomes an Employee for the purposes of the Plan, and if there has been no break in Continuous Service, the Member's subsequent pension will be calculated based on all Credited Service earned while he was an Employee.

3.06 CREDITED SERVICE

     (a) Credited Service is determined as the sum of Credited Past Service and Credited Current Service.

     (b) Credited Past Service is determined as the Member's amount of Continuous Service at July 1, 1990 subject to a Maximum of 5 years.

     (c) Credited Current Service is determined by the number of Hours of Work in a Plan Year according to the following table:

                 Hours of Work                  Credited Current Service
                 -------------                  ------------------------
                  Less than 1                               0
                   1 -   379                               .1
                 380 -   569                               .2
                 570 -   759                               .3
                 760 -   949                               .4
                 950 - 1,139                               .5
               1,140 - 1,329                               .6
               1,330 - 1,519                               .7
               1,520 - 1,709                               .8
               1,710 - 1,899                               .9
               1,900 or more                              1.0

     (d) Credited Current Service for the Plan Year July 1, 1990 through December 31, 1990 shall be limited to .5 of a year.

SECTION 4 - CONTRIBUTIONS

4.01 COMPANY CONTRIBUTIONS

     (a) Subject to subsection 4.01(b), the Company shall make such contributions to the Pension Fund as are required, based on the advice of the Actuary to provide:

          (i) the normal cost of the benefits currently accruing to Members under the Plan, and

          (ii) for the proper amortization of any unfunded liability or experience deficiency.

     (b) If at any time while the Plan continues in existence, the Actuary certifies that the assets of the Pension Fund exceed the actuarial liabilities of the Plan in respect of benefits defined in the Plan, such surplus assets or any portion of such assets, may be used by the Company to reduce its contribution obligations under subsection 4.01(a), subject to any limitations prescribed under the Pension Benefits Act.

     (c) The Company's contributions in respect of the normal cost of benefits shall be paid in monthly installments within 30 days following the month for which the contributions are payable. The Company's contributions in respect of special payments to amortize any unfunded liability or experience deficiency shall be payable within 30 days after the end of the Plan Year.

     (d) Subject to the prior approval of the Superintendent of Pensions of Manitoba, any overpayment by the Company in the Plan Year in excess of the amount required to be contributed under subsection 4.01(a) or payments made by the Company that should have been paid out of the Pension Fund may be returned to the Company out of the Pension Fund.

     (e) No contribution shall be made by the Company to the Pension Fund after 1990, in accordance with subsection 4.01(a), unless it is an eligible contribution as defined by the Income Tax Act and is permitted by the Income Tax Act.

     (f) Employer contributions to the Prior Plan equaled the amount of the Member required contributions to the Prior Plan as described in subsection 4.02.

4.02 MEMBER CONTRIBUTIONS

     As of the effective date of this Plan, Members are neither required nor permitted to make contributions to the Plan. Under the Prior Plan, a Member contributed by payroll deduction 4% of his salary during each year of membership in the Prior Plan.

4.03 RETURN OF CONTRIBUTIONS

     An amount contributed by the Company under subsection 4.01 may be refunded at any time to the Member or Company as applicable where such action is required to avoid the revocation of registration of the Plan under the Income Tax Act, subject to the approval of the Superintendent of Pensions of Manitoba.

4.04 MEMBER VOLUNTARY CONTRIBUTIONS

     Prior to July 1, 1990, a Member of the Prior Plan had been permitted to make voluntary contributions, in the amount and manner approved by the Company, which contributions will be allocated to an individual account on behalf of the Member. No Member Voluntary Contributions are permitted after the effective date of this Plan.

     The total of Company Contributions under subsection 4.02, and Member Voluntary Contributions shall not exceed the maximum limits for the year as prescribed by the Income Tax Act.

4.05 MEMBER'S ACCOUNT

     An account will be maintained for each Member where contributions have been made to the Prior Plan and where the Member still is entitled to a benefit in respect of such contributions. The account will consist of Member, Company, and Voluntary Contributions made to the Prior Plan and the interest that has been earned on these contributions.

     Where a benefit becomes payable to a Member following termination, death, or retirement, the value of the Member's Account will be the value at the end of the last Plan Year plus Credited Interest to the end of the month preceding the date of payment of the benefit.

SECTION 5 - RETIREMENT DATES

5.01 NORMAL RETIREMENT DATE

     For purposes of the Plan, Normal Retirement Date means the first day of the month coincident with or next following the date on which the Member attains age 65.

5.02 EARLY RETIREMENT DATE

     If a Member who is entitled to a deferred pension leaves active employment with the Company after attaining age 55 and before Normal Retirement Date:

     (a) the Member shall be considered to have retired early for the purposes of the Plan on his early retirement date which is the first day of the month coincident with or next following the date on which the Member leaves active employment with the Company, and

     (b)  the Member shall be entitled to receive an early retirement pension.

5.03 POSTPONED RETIREMENT DATE

     A Member who remains in the employment of the Company after his Normal Retirement Date, has the right to continue as a Member of the Plan and Credited Service will continue to accrue. The Member may retire on the first day of any month after his Normal Retirement Date but shall in any event be deemed to retire for the purposes of the Plan not later than the first day of December in the calendar year in which the Member attains age 69.

SECTION 6 - RETIREMENT BENEFITS

6.01 NORMAL RETIREMENT PENSION

     A Member who retires on his Normal Retirement Date shall be entitled to an annual pension, commencing on his Normal Retirement Date, in an amount equal to the sum of:

     (a) $360 multiplied by the number of years of Credited Current Service, plus

          (b) (i) $360 multiplied by the number of years of Credited Past Service reduced by

               (ii) the pension that can be provided by the contributions, plus accrued interest, made by the Company during the period July 1, 1985 through June 30, 1990 to the Prior Plan on behalf of the Member.

               The pension under this subsection 6.01(b) shall not be less than zero, plus

          (c) the retirement annuity, if any, that can be provided by the Member's Account from the Prior Plan.

6.02 EARLY RETIREMENT PENSION

     A Member who retires early pursuant to subsection 5.02, may elect to receive either:

     (a) a pension, commencing on the first day of any month on or following his early retirement date. The Member's pension shall be:

          (i) the pension calculated according to the formula in subsection 6.01(a) based on his Credited Current Service to the date he leaves active employment with the Company reduced by 1/2 of 1% for each month by which the pension commencement date precedes the Member's Normal Retirement Date, plus

          (ii) the pension calculated according to the formula in subsection 6.01(b) based on Credited Past Service to the date he leaves active employment with the Company, reduced by 1/2 of 1% for each month by which the pension commencement date precedes the Member's Normal Retirement Date, reduced by the pension that can be provided by the contributions, plus accrued interest, made by the Company during the period July 1, 1985 through June 30, 1990 to the Prior Plan on behalf of the Member.

          The pension under this subsection 6.02(a)(i) shall not be less than zero, plus

          (iii) the retirement annuity, if any, that can be provided by the Member's Account from the Prior Plan.

          Notwithstanding the above, the reduction for early retirement described above will be at least equal to the reduction outlined in paragraph 8503(3)(c) of the Regulations to the Income Tax Act, or

     (b) a deferred pension, commencing on his Normal Retirement Date, calculated according to the formula in subsection 6.01(a) and (b) based on his Credited Service to the date he leaves active employment with the Company, plus the retirement annuity, if any, that can be provided by the Member's Account from the Prior Plan at his Normal Retirement Date.

6.03 POSTPONED RETIREMENT PENSION

     A Member who remains in the employ of the Company beyond his Normal Retirement Date will continue to accrue benefits during his continued employment and will receive a pension commencing on his Postponed Retirement Date calculated according to the formula in subsection 6.01 based on Credited Service up to his Postponed Retirement Date.

6.04 SMALL BENEFIT COMMUTATION

     If the annual pension payable at the Member's Normal Retirement Date or its Commuted Value is not more than 4% of the YMPE in the year of the Member's retirement, payable in the normal form indicated in subsection 7.02, the Member shall receive a lump-sum payment equal to the Commuted Value of his pension or deferred pension in full discharge of all obligations under the Plan.

6.05 MAXIMUM PENSION

     Notwithstanding any other provision of this Plan to the contrary, the annual lifetime pension payable to a Member under this Plan, payable in the form of pension to be paid to the Member, including any portion of pension payable to the Member's Spouse or former Spouse, determined at the time of pension commencement, shall not exceed the years of the Member's Credited Service multiplied by the lesser of:

     (a) $1,722.22 or such greater amount permitted under the Income Tax Act, and

     (b) 2% of the Member's Highest Average Earnings in any 3 non-overlapping periods of 12 consecutive months,

     reduced, if the pension commencement date precedes the earliest of the days on which:

     (a)  the Member will attain age 60,

     (b) the Member's age plus early retirement eligibility service would have equaled 80, or

     (c) the Member would have completed 30 years of early retirement eligibility service,

     by 1/4 of 1% of each month by which the pension commencement date precedes that day.

     The pre-1992 maximum pension shall not be less than the benefits calculated according to the maximum value test contained in paragraph 21 of Information Circular 72-13R8.

     This subsection 6.05 does not apply to additional benefits payable as a result of any Actuarial Equivalent increase due to deferral of pension commencement after age 65, nor does it apply to that portion, if any, of the pension derived from the Member's Account from the Prior Plan.

     For the purposes of this subsection 6.05, a Member's pensionable service before January 1, 1992 is limited to 35 years and that pensionable service is as defined under the Income Tax Act and Regulations.

6.06 MAXIMUM VALUE

     Notwithstanding any other provision of this Plan to the contrary, the value of an annual pension benefit provided upon early retirement under this Plan shall not exceed the value of the maximum pension as set out in subsection 6.05, payable at the earliest of age 60, Normal Retirement Date, or the age of date of disability, in the form of a single life annuity guaranteed for 10 years.

6.07 PENSION ADJUSTMENT

     In no event shall the benefit accrued by a Member in a Plan Year under subsection 6.01 result in a pension adjustment for the Member (as described by the Income Tax Act) in excess of the limits for the year prescribed by the Income Tax Act.

6.08 REDUCTION OF BENEFITS

     The Plan may, at any time, be amended by the Company to reduce the benefits provided under this Section 6 where such action is required to avoid the revocation of registration of the Plan under the Income Tax Act, subject to the approval of the Superintendent of Pensions of Manitoba.

SECTION 7 - FORM OF PENSION BENEFITS

7.01 PENSION CALCULATION ACCORDING TO NORMAL FORM

     The amount of pension provided under subsection 6.01, 6.02, or 6.03 is calculated according to the normal form of pension for the Member and is payable in that normal form of pension unless the Member elects an optional form of pension.

7.02 NORMAL FORM OF PENSION BENEFIT

     The normal form of pension is as follows depending on whether the Member has a Spouse on the date when pension payments commence:

     (a)  Member without a Spouse

          For a Member who has no Spouse on the date on which pension payments commence, the normal form of pension benefit is an annuity payable in monthly installments for the life of the Member, and

     (b)  Member with a Spouse

          For a Member who has a Spouse on the date on which pension payments commence, the normal form of a pension is a joint and survivor annuity which is:

          (i) payable in monthly installments of a reduced amount for the life of the Member and payable after the Member's death to the Member's Spouse for her life in monthly installments equal to 66 2/3% of the amount of each monthly installment paid during the life of the Member, and

          (ii) the reduced amount of pension referred to in subsection 7.02(b)(i) is the Actuarial Equivalent of a pension in the form described in subsection 7.02(a).

     (c)  Waiver of spousal joint and survivor pension

          A Member who has a Spouse may elect any other form of pension which provides no benefit to the Spouse or a benefit to the Spouse that is less than 66 2/3% of the benefit paid to the Member where the administrator of the Plan receives a written waiver that:

          (i) is signed by the Spouse of the retiring Member in the presence of a witness and separate from the Member not more than 15 days after receipt of the retirement statement, and

          (ii) contains a statement that the Spouse of the retiring Member is aware of the right of the Spouse to a pension benefit upon the death of the retiring Member and intends to waive that right, and

          (iii) is signed by the retiring Member.

7.03 ELECTION OF OPTIONAL FORMS

     In lieu of the normal form of pension payable according to subsections 7.02(a) or 7.02(b), subject to the restriction under subsection 7.02(c), a Member may elect, before pension commencement, to receive his pension benefit in one of the optional forms of pension specified in subsection 7.04.

7.04 DESCRIPTION OF OPTIONAL FORMS OF PENSION BENEFIT

     (a)  Life guaranteed 5 years

          Under the life guaranteed 5 years form of pension, the Member receives equal monthly installments of pension payable for life with the guarantee that, if the Member dies before receiving 60 months of guaranteed payments, the Member's Beneficiary will receive the Commuted Value of the remainder of these 60 payments.

     (b)  Life guaranteed 10 years

          Under the life guaranteed 10 years form of pension, the Member receives equal monthly installments of pension payable for life with the guarantee that, if the Member dies before receiving 120 months of guaranteed payments, the Member's Beneficiary will receive the Commuted Value of the remainder of these 120 payments.

     (c)  100% joint and survivor pension

          Under the 100% joint and survivor form of pension, the Member receives equal monthly installments of pension payable for life and, after the Member's death, the monthly pension continues without reduction to the Member's Spouse or former Spouse for life.

     (d)  Level income option

          Under the level income form of pension, the Member receives increased amounts of monthly pension until age 65 and a reduced pension thereafter, in order to provide a reasonably level pension income from the pension plan, OAS and CPP/QPP throughout retirement.

7.05 ADJUSTED PENSION PAYABLE ON OPTIONAL FORMS

     The optional form of pension benefit elected by the Member, as described in subsection 7.04 shall be the Actuarial Equivalent of the normal form of pension payable according to subsection 7.02.

7.06 DATE OF PENSION PAYMENTS

     The pension shall be paid in equal monthly installments with the first installment due on the first day of the month in which the Member retires and the last installment due on the first day of the month in which the death of the Member, Spouse, or Beneficiary occurs, as applicable, or the date the guarantee period expires, if later.

7.07 NO CHANGE IN FORM OF PENSION

     No change can be made in the form of pension chosen by a retired Member after the first pension payment has been made to him.

7.08 BENEFIT PURCHASED AT RETIREMENT

     At normal, early, or postponed retirement, the Member's pension will normally be payable from the Pension Fund. However, the Company may direct that the pension be purchased from an insurance company licensed to transact business in Canada, by a single premium which is sufficient to provide the lifetime pension for the Member, as determined in subsection 6.01, 6.02, or 6.03.

SECTION 8 - TERMINATION BENEFITS

8.01 TERMINATION BENEFITS

     A Member who terminates employment with the Company after completing 2 years of Continuous Service is entitled to receive a deferred pension in the amount accrued or granted to him under subsection 6.01.

8.02 EARLY COMMENCEMENT OF DEFERRED PENSION

     A Member who terminates employment with the Company before attaining age 55 and who is entitled to receive a deferred pension under Section 8 may elect to commence receiving this pension on the first day of any month on or following the attainment of age 55 and prior to his Normal Retirement Date. The amount of this pension will be the Actuarial Equivalent of the deferred pension otherwise commencing on his Normal Retirement Date.

     Notwithstanding the above, the reduction for early retirement described above will be at least equal to the reduction described in paragraph 8503(3)(c) of the Regulations to the Income Tax Act.

8.03 TRANSFER OF VALUE OF DEFERRED PENSION

     (a) A Member who terminates Continuous Service with the Company before attaining age 55, and is entitled to a deferred pension under the provisions of subsection 8.01, may elect to have the Commuted Value of the deferred pension:

          (i) transferred to another pension plan, provided that the administrator of that pension plan agrees to accept the transfer, or

          (ii) transferred to a locked-in retirement account as prescribed in the Pension Benefits Act.

          This election must be made within 30 days of receipt of the Member's pension statement provided as a result of the Member's termination.

     (b) The Company shall not permit a transfer or purchase under subsection 8.03(a) unless the Company is satisfied that:

          (i) the transfer or purchase is in accordance with the Pension Benefits Act,

          (ii) the transfer complies with the requirements of the Income Tax Act, and

          (iii) the Plan has been accepted for registration under the Income Tax Act.

     (c) Amounts transferred in accordance with subsection 8.03(a)(i) to a defined contribution provision of a pension plan and amounts transferred in accordance with subsection 8.03(a)(ii) on and after January 1, 1989 shall not exceed the maximum amount prescribed under the Income Tax Act, and the excess of the Commuted Value, if any, over the amount transferred shall be paid to the Member as a benefit, as permitted by the Income Tax Act and the Pension Benefits Act.

8.04 SMALL BENEFIT COMMUTATION

     If the annual pension payable at the Member's Normal Retirement Date or its Commuted Value is not more than 4% of the YMPE in the year of the Member's retirement, payable in the normal form indicated in subsection 7.02, the Member shall receive a lump-sum payment equal to the Commuted Value of his pension or deferred pension in full discharge of all obligations under the Plan.

SECTION 9 - DEATH BENEFITS

9.01 DEATH BENEFIT

     (a)  Death benefit amount

          If a Member dies before pension commencement but after completing 2 years of Continuous Service, a death benefit is payable in an amount equal to the Commuted Value of the Member's pension accrued to him under subsection 6.01.

     (b)  Death benefit payable to spouse

          The death benefit as determined in subsection 9.01(a) must be paid to the Member's Spouse. The Spouse may elect that the death benefit be paid in either of the following forms:

          (i) an immediate or deferred annuity payable for the Spouse's lifetime which can be provided by the death benefit amount, or

          (ii) transfer the death benefit amount to another registered pension plan, a locked-in retirement account, or a life income fund as prescribed in the Pension Benefits Act. The election to transfer the death benefit amount under this Section must be made within 30 days of receiving the statement provided as a result of the Member's death.

          The annuity payable for the Spouse's lifetime, as may be provided by the death benefit amount determined in subsection 9.01(a), may commence at any time prior to the December 1 of the calendar year in which the Spouse attains age 69.

     (c)  Death benefit payable to non-spouse beneficiary

          If the Member does not have a Spouse at the date of death, the death benefit payable under subsection 9.01(a) is payable in a lump sum to the Member's Beneficiary.

9.02 DEATH BENEFIT AFTER COMMENCEMENT OF PENSION

     Any death benefit payable upon the death of a Member who has commenced to receive his pension is determined in accordance with the form of the pension being paid to the Member pursuant to Section 7.

9.03 TIMING OF DEATH BENEFIT PAYMENT

     Any death benefit payable upon the death of the Member shall be paid as soon as practicable after the death of the Member.

SECTION 10 - DESIGNATION OF BENEFICIARY


10.01 DESIGNATION OF BENEFICIARY

     Subject to the requirements of the Pension Benefits Act, a Member may designate, by written notice delivered to the Company, a Beneficiary to receive any benefits payable on the death of the member to the Member's Beneficiary. A Member may revoke or amend such designation in the same manner at any time before the commencement of his pension subject to any applicable laws governing the designation of beneficiaries.

10.02 NO BENEFICIARY

     If a Member fails to validly designate a Beneficiary, or if a designated Beneficiary predeceases the Member or dies before payment of the death benefit, any benefits payable on the Member's death shall be paid to his Spouse or in the absence of a Spouse, in a lump sum to the estate of the Member.

10.03 DEATH OF BENEFICIARY

     If a Beneficiary, as a result of a Member's death, is entitled to payments under a form of benefit with a guaranteed number of payments, and if the Beneficiary dies before receiving all of the guaranteed number of payments, the Commuted Value of the remainder of the guaranteed payments will be paid in a lump sum to the estate of the Beneficiary.

SECTION 11 - ADMINISTRATION


11.01 RESPONSIBILITY FOR ADMINISTRATION

     The administrator of the Plan shall be the Company which shall be responsible for all matters relating to the administration of the Plan and may delegate such matters as it deems appropriate to be performed by one or more agents. The Company shall decide conclusively all matters relating to the operation, interpretation, and application of the Plan.

11.02 RULES FOR ADMINISTRATION

     The Company may enact rules and regulations relating to the administration of the Plan to carry out the terms hereof and may amend such rules and regulations from time to time. Such rules and regulations shall not conflict with any provisions of the Plan.

11.03 PLAN SUMMARY

     The Company shall provide each Employee with a written explanation of the terms and conditions of the Plan and amendments thereto applicable to him, together with an explanation of the rights and duties of the Employee with reference to the benefits available to him under the terms of the Plan.

11.04 NOTICE OF AMENDMENT

     The Company shall provide a notice and written explanation of an amendment to the Plan to each Member, or other persons entitled to payment from the Pension Benefits Act.

11.05 ANNUAL STATEMENT

     The Company shall provide annually to each active Member a written statement containing the information prescribed under the Pension Benefits Act in respect of the Member's benefits under the Plan.

11.06 STATEMENT ON TERMINATION OF EMPLOYMENT OR MEMBERSHIP

     When a Member of the Plan terminates employment or otherwise ceases to be a Member, the Company shall give to the Member, or to any other person who becomes entitled to a benefit under the Plan, a written statement setting out the information prescribed under the Pension Benefits Act in respect of the benefits of the Member or other person.

11.07 INSPECTION OF DOCUMENTS

     The Company shall make available for inspection by eligible individuals, the documents and information concerning the Plan and the Pension Fund as prescribed under the Pension Benefits Act.

SECTION 12 - PENSION FUND


12.01 PENSION FUND ADMINISTRATION

     The Pension Fund shall be administered by the Funding Agent in accordance with the Funding Agreement.

12.02 EXPENSES

     All normal or reasonable expenses incurred in the operation of the Plan shall be paid from the Pension Fund unless such expenses are paid by the Company.

12.03 INVESTMENTS

     The Company shall direct the investment of the Pension Fund in accordance with the provisions of the Pension Benefits Act and the Income Tax Act.

12.04 ONGOING SURPLUS

     Subject to receiving the prior consent of the Pension Commission of Manitoba, if at any time while the Plan continues in existence, the Actuary certifies that the assets of the Pension Fund exceed its liabilities (such excess referred to hereafter as the "surplus"), the Company may receive a refund of that part of the surplus which is in excess of 2 years, regular Company payments for current service provided that all initial unfunded liabilities and experience deficiencies have been eliminated.

SECTION 13 - FUTURE OF THE PLAN


13.01 CONTINUATION OF THE PLAN

     The Company intends to maintain the Plan indefinitely, but reserves the right to amend or discontinue the Plan either in whole or in part.

13.02 AMENDMENT TO THE PLAN

     No amendment shall operate to reduce the pension benefits which have accrued to any Member before the date of such amendment, based on Credited Service at the date of retirement.

     Where an amendment results in a certifiable past service pension adjustment (as defined under the Income Tax Act) in respect of a Member, the amendment shall not apply to such Member prior to certification of the past service pension adjustment in accordance with the Income Tax Act.

13.03 TERMINATION OF THE PLAN

     (a) If the Plan is wound up in whole or in part, the assets of the Pension Fund shall first be allocated for provision of benefits in accordance with the terms of the Plan, and in accordance with the terms of the Pension Benefits Act, the Income Tax Act, and the rules and regulations of Canada Customs and Revenue Agency, and any other applicable legislation.

     (b) If the Plan is wound up in whole or in part, the Company shall not make further contributions to the Pension Fund in respect of the Plan or the portion of the Plan being wound up, as the case may be, except for amounts due or that have accrued up to the effective date of the wind-up and have not been paid into the Pension Fund as required by the Plan and the Pension Benefits Act.

     (c) If the Plan is wound up in whole or in part and the assets in the Pension Fund are not sufficient to pay all the benefits under the Plan, or the portion of the Plan being wound up, as the case may be, the benefits shall be reduced in the manner prescribed by the Pension Benefits Act.

13.04 WIND-UP SURPLUS

     If after provision for benefits payable to or in respect of Members on the wind-up in whole or in part of the Plan, the assets of the Pension Fund exceed its liabilities (such excess referred to hereafter as "surplus"), such surplus shall be refunded to the Company, or used as the Company may direct, provided, that:

     (a) the Company obtains the prior written approval of the Pension Commission of Manitoba, and, if necessary, the approval of Canada Customs and Revenue Agency, and otherwise complies with the requirements of the Pension Benefits Act, the Income Tax Act, and the rules and regulations of Canada Customs and Revenue Agency, and

     (b) if such surplus is used to provide benefits to or in respect of a Member that are in addition to benefits defined under the Plan, the Member's total benefit shall not exceed the maximum benefit permitted to be paid under subsection 6.05, and the portion of such surplus that is not used to provide benefits shall be refunded to the Company.

SECTION 14 - GENERAL PROVISIONS


14.01 NON-ALIENATION

     Except as specified in Section 15, money payable under the Plan is subject to the following restrictions:

     (a)  Non-enforceable transactions

          Any transaction that purports to assign, charge, anticipate, surrender, or give as security any right of a person under the Plan, or money payable under the Plan, shall not be enforceable against the Plan, and

     (b)  Exemption from seizure

          Money payable under the Plan is exempt from execution, seizure, or attachment.

     Notwithstanding the foregoing provisions of this subsection 14.01, the Plan will comply with a garnishing order obtained under Section 14 of the Garnishment Act of Manitoba or similar Act of Manitoba or another province to enforce a maintenance order against a Member of the Plan. The amount to be paid out and the reduction in the Member's pension benefit credit will be determined as prescribed under the Pension Benefits Act.

14.02 NON-COMMUTATION OF PENSIONS

     A pension or deferred pension payable under this Plan shall not be capable of being commuted, except as follows:

     (a)  as permitted under subsection 6.04,

     (b)  as permitted under subsection 8.04, or

     (c)  as permitted under subsection 10.03, or

     (d) as permitted in accordance with the Pension Benefits Act in the event that the life expectancy of the Member is likely to be considerably shortened by reason of his mental or physical disability, or

     (e)  as permitted under Section 15.

14.03 NO RIGHT TO EMPLOYMENT

     The Plan shall not be construed to create or enlarge any right of any person to remain in the employment of the Company, nor shall it interfere in any manner with the right of the Company to discharge any person.

14.04 NO RIGHT TO COMPANY CONTRIBUTIONS

     Contributions made by the Company shall not constitute an enlargement of the amount of any benefit defined in the Plan and shall not at any time create for any person other than the Company any right, title, or interest in the assets of the Company or the Pension Fund, except as specifically provided in the Pension Benefits Act.

14.05 INFORMATION TO BE PROVIDED BEFORE COMPANY PAYS BENEFITS

     Payment of benefits shall not be made until the person entitled to payment of the benefit delivers to the Company:

     (a) satisfactory proof of age of the person and other persons who may become entitled to payment of the pension and such other information as may be required to calculate and pay the benefit, and

     (b) if the benefit is payable to a Member or Spouse, a signed declaration of marital status.

14.06 COMPANY RECORDS

     Wherever the records of the Company are used for the purposes of the Plan, such records shall be conclusive of the facts with which they are concerned, unless and until they are proven to be in error.

14.07 SEVERABILITY

     If any provision of the Plan is held to be invalid or unenforceable by a court of competent jurisdiction, its invalidity or unenforceability shall not affect any other provision of the Plan and the Plan shall be construed and enforced as if such provision had not be included therein.

14.08 CAPTIONS AND HEADINGS

     The captions, headings, and table of contents of this Plan are included for convenience of reference only and shall not be used in interpreting the provisions of the Plan.

14.09 CONSTRUCTION

     (a) The Plan is intended to constitute an employee's pension plan qualified for registration under the Income Tax Act and the Pension Benefits Act.

     (b) Any provision of the Funding Agreement that is inconsistent with the terms of the Plan shall, to the extent of the inconsistency, be of no force or effect.

     (c) The Plan shall be governed and construed in accordance with the laws of the Province of Manitoba.

SECTION 15 - MARRIAGE BREAKDOWN


15.01 SPLITTING OF PENSION ENTITLEMENT

     Where an order of the court or separation agreement exists respecting the division of family assets, on the breakdown of the marriage or common-law relationship of a Member residing in Manitoba, notwithstanding such court order or agreement, the value of the Member's pension entitlement which accumulated during the period of marriage or common-law relationship shall be split equally as prescribed in the Pension Benefits Act, unless the special provisions of subsections 15.09 or 15.10 apply.

     The Company must be provided with a copy of the court order or written agreement as referenced in Section 31(2) of the Pension Benefits Act.

     This Section shall apply only in cases where the Member and his Spouse began living separate and apart after December 31, 1983.

15.02 COMMON-LAW PARTIES - OPTING IN

     Subsection 15.01 does not apply in the case of a Member and his Spouse who are parties to a common-law relationship unless the Member makes and executes a written declaration, in the form prescribed in the Pension Benefits Act:

     (a) identifying the other party and showing that the other party is his or her Spouse within the meaning of the definition of that term in subsection 2.23,

     (b)  specifying the commencement date of the common-law relationship, and

     (c) stating that subsection 15.01 shall apply to the Member's benefits in this Plan.

15.03 TERMINATION DATE OF COMMON-LAW RELATIONSHIP

     For the purposes of this Section 15, a common-law relationship is considered to be terminated on a date specified as the termination date in a written declaration, in the form prescribed therefore in the Pension Benefits Act, or in a written agreement, made and executed or entered into by both parties to the common-law relationship, or where the parties are unable to agree, on a date determined by a court of competent jurisdiction on the application of the parties or either of them.

15.04 TERMINATION CALCULATION

     The value of a Member's pension entitlement divisible pursuant to subsection 15.01 shall be calculated according to Section 8 as if the Member had terminated employment on the date the parties to a legal marriage began living separate and apart, and in respect of a common-law relationship, the date specified in subsection 15.03 that the relationship has been terminated.

15.05 VALUE OF SPLIT PENSION

     The value of any pension, required pursuant to subsection 15.04, shall be the Commuted Value calculated as of the date referred to in subsection 15.03.

15.06 SPOUSE MUST TRANSFER

     The Member's Spouse must transfer the value of her portion of the Member's pension entitlement to another registered pension plan, a life income fund, or a locked-in retirement account which meets the specifications required by the Pension Benefits Act.

15.07 SPLIT AFTER PENSION COMMENCEMENT

     On the breakdown of a marriage or common-law relationship as per subsection
     15.01 after a Member has received a pension payment, then the Spouse shall be entitled to one-half of the remaining pension, which has accrued during the period of marriage or common-law relationship. Such pension shall be split and paid separately to the Spouse.

15.08 REMAINING ENTITLEMENT

     Upon subsequent termination, death, or retirement of a Member whose pension entitlement has been split pursuant to this Section, all provisions of the Plan shall apply except one-half of the amount of any pension which has been valued and split pursuant to this Section shall be deducted from any pension entitlement the Member otherwise would have had.

15.09 OPTING OUT FROM SPLITTING

     The splitting of the Member's pension entitlement as described in subsection 15.01 does not apply where both the Member and his Spouse have each received:

     (a)  independent legal advice, and

     (b) a statement from the administrator of the pension plan showing the Commuted Value of the pension benefit credit in the pension plan, or the amount of the payments under the pension plan, to which each would be entitled if subsection 15.01 remained applicable, and enter into a written agreement with each other to the effect that the pension benefit credit or the pension payments, as the case may be, shall not be divided between them. Such written agreement must be in the prescribed form and acceptable under the Pension Benefits Act.

15.10 SPLIT OF DIFFERENCE IN PENSION

     Where both the Member and his Spouse are members of pension plans and both the Member and his Spouse agree in writing, the division of the pension benefit credits or the payments due under this Section may be determined by an equal division of the net difference between the larger pension benefit credit or payments due and the smaller pension benefit credit or payments due and that division shall apply only in respect of that portion of the pension benefit credit and payments due that accrued from the date that, as the case may be, the marriage or common-law relationship began.

APPENDIX A

Appendix A lists the union employees of Mandak Metal Processors that previously accrued pension benefits on a money purchase basis under the Prior Plan. It depicts each Member's Account accumulated with interest effective July 31, 1998:

                                       Member        Employer        Voluntary
Name                               Contributions   Contributions   Contributions
----                               -------------   -------------   -------------
Swiderski, D.                        $3,697.02       $3,601.39       $      --
Hawes, C.                             3,243.39        3,160.35              --
Curic, J.                             3,055.47        2,974.69              --
Gigolyk, J.                           2,709.79        2,633.15              --
McDonald, W.                          4,185.02        4,074.90              --
Waterman, B.                          3,445.38        3,352.16              --
Hrabi, B.                             2,378.94        2,307.35              --
Lam, T.                               4,068.50        3,958.84              --
Gislason, R.                          4,224.95        4,113.16              --
Dunning, S.                           3,516.80        5,298.53              --
Whitwell, T.                          4,316.86        4,204.55              --
Homeniuk, R.                          4,489.71        4,372.53              --
Fey, B.                               4,123.89        4,013.97              --
Bresoline, J.                         3,532.65        3,441.96        9,263.16
Andrusko, G.                          2,469.15        2,397.39              --
Thorsteinson, P.                      2,697.35        2,623.21        2,109.77
Lavallee, D.                          4,162.13        4,142.96              --
Bow, A.                               4,252.81        4,141.87        4,138.40
Cook, A.                              3,942.75        3,842.48              --
Hunnie, C.                            4,615.97        4,500.56              --
Darker, C.                            3,784.31        3,683.04              --
Little, G.                            4,170.36        4,060.96              --
Monkman, R.                           3,860.89        3,758.42              --
Michaud, F.                           2,113.18        2,050.47              --
Single, D.                            2,074.97        2,074.97              --
Klatt, D.                             2,135.54        2,058.21              --
Melsted, A.                           1,952.62        1,952.62              --
Lischinski, C.                        1,889.65        1,889.65              --
Sprong, R.                            1,678.15        1,678.15              --
Grant, G.                             2,468.38        2,396.85              --
Swiderski, R.                         1,549.04        1,549.04              --
Waterman, T.                          1,872.09        1,872.09              --

                                       Member        Employer        Voluntary
Name                               Contributions   Contributions   Contributions
----                               -------------   -------------   -------------
Noakes, J.                           $1,893.93       $1,893.93       $1,105.58
Hebert, R.                              661.41          661.41              --
Kitchen, M.                           1,426.49        1,426.49              --
Berman, K.                              778.02          778.02              --
Still, R.                               944.59          944.59              --
Craig, E.                               341.35          341.35              --
Dubois, H.                              527.04          527.04              --
Yanisiw, W.                             976.98          976.98              --
Gorda, A.                               557.47          557.47              --
MacDonald, B.                           335.89          335.89              --
Bannish, H.                             276.56          276.56              --
Hilton, L.                              571.91          571.91              --
Hunter, S.                              280.94          280.94              --
Vennard, W.                             419.77          419.77              --
Koben, D.                               438.64          438.64              --
Augustowich, D.                         161.15          161.15              --
Nordin, J.                              146.49          146.49              --
Rowen, C.                               164.25          164.25              --
Murphy, L.                              428.86          428.86              --
Hykawy, M.                              159.27          159.27              --
McLeod, B.                              262.41          262.41              --
Dunning, K.                             124.82          124.82              --
Read, P.                                 35.56           35.56              --
Miller, E.                               42.32           42.32              --
Grimolfson, C.                        2,339.80        2,277.89              --
Peeters, J.                              27.48           27.48              --